                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 14, 1994
                                                        ----------------

                           ADDINGTON RESOURCES, INC.
                           -------------------------
              (Exact name of registrant as specified in charter)


    Delaware                      0-16498                      61-1125039
- ---------------                 -----------                  --------------
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification
 incorporation)                                                    No.)


1500 North Big Run Road
Ashland, Kentucky                                                   41102
- -----------------------                                           ----------
(Address of principal executive offices)                          (Zip code)


Company's telephone number, including area code: (606) 928-3433
                                                 --------------


               Route 180, Big Run Road, Ashland, Kentucky 41101
               ------------------------------------------------
                        (Former name or former address,
                        if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.
- ---------------------------------------------

  On January 14, 1994 (the "Closing Date"), pursuant to the terms of a Stock Purchase Agreement (the "Agreement") dated as of September 24, 1993, between Addington Holding Company, Inc., a wholly owned subsidiary of Addington Resources, Inc. (the "Company"), and Pittston Acquisition Company, an indirect wholly owned subsidiary of The Pittston Company ("Pittston"), Pittston purchased the Company's stock in five of the Company's indirect wholly owned coal subsidiaries (collectively, the "Subsidiaries"), Addington, Inc., Appalachian Mining, Inc., Appalachian Land Company, Vandalia Resources, Inc., and Kanawha Development Corporation (the "Transaction"). The Subsidiaries constituted a substantial portion of the Company's coal operations.

  The purchase price paid by Pittston on the Closing Date for the Subsidiaries was $157,000,000 cash and was determined based on arm's length negotiations. In addition, before the Closing Date, certain property, plant and equipment and mineral reserves were transferred from the Subsidiaries to the Company. In addition, before the Closing Date the Subsidiaries distributed their excess working capital to the Company in accordance with the terms of the Agreement. Within sixty days of the Closing Date, the Company will deliver to Pittston a statement of working capital for the Subsidiaries showing the Subsidiaries' Combined Net Working Capital (as defined in the Agreement) as of the close of business on the Closing Date. If the Subsidiaries' Combined Net Working Capital exceeds zero, Pittston will cause the Subsidiaries to distribute to the Company an amount equal to the difference between the Subsidiaries' Combined Net Working Capital and zero. In the alternative, if the Subsidiaries' Combined Net Working Capital is less than zero, the Company will pay to Pittston an amount equal to the difference between the Subsidiaries' Combined Net Working Capital and zero. The Agreement provides that any adjustment paid for the Subsidiaries' Combined Net Working Capital will be paid in cash within 10 days after determination of the Subsidiaries' Combined Net Working Capital.

  Pursuant to a coal sales contract dated March 1, 1992, between the Company and Pittston, Pittston agreed to purchase up to 1,790,000 tons of coal from one of the Company's mines in West Virginia through 1994. During October 1992, the Company modified this coal sales contract whereby the Company agreed to supply 900,000 tons per year to Pittston for 1993 and 1994. Pursuant to another coal sales contract dated March 1, 1992, the Company also agreed to purchase approximately 2,300,000 tons of coal from one of Pittston's mines in eastern Kentucky through February 1996. Both of the coal sales contracts entered into by the Company and Pittston in March 1992 were acquired by Pittston on the Closing Date.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits
- ---------------------------------------------------------------------------

      (a)  Financial statements of business acquired.
           ------------------------------------------

           Not applicable.

      (b)  Pro Forma Financial Information.
           --------------------------------

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

DISPOSITION

  In accordance with the Agreement, on January 14, 1994, the Company sold to Pittston the stock of the Subsidiaries: Addington, Inc., Appalachian Mining, Inc., Appalachian Land Company, Vandalia Resources, Inc., and Kanawha Development Company. The Subsidiaries represented the majority of the Company's coal mining operations and, after excluding the portion of such Subsidiaries' coal mining operations retained by the Company, are collectively referred to herein as the "disposed business." Included in the disposed business are: coal producing properties, coal reserves, coal loading docks, coal wash plants, coal tipples, land, buildings, machinery and equipment, coal sales contracts, and certain liabilities and working capital items.

ACQUISITION

  In accordance with the terms of an Acquisition Agreement dated January 29, 1993, between subsidiaries of the Company and NERCO Coal Corp. (NERCO), the Company acquired the majority of NERCO's West Virginia mining operations, herein referred to as the "acquired business." Included in the acquired business are: inventories, property, plant and equipment, coal sales contracts, certain reclamation liabilities and the rights to approximately 80 million tons of coal reserves. This acquisition is not a part of the Transaction described above and is included only in the December 31, 1992 unaudited pro forma condensed consolidated statement of operations as described below.

PRO FORMA

  The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Company, adjusted to give effect to the Transaction.

  The unaudited pro forma condensed consolidated balance sheet as of September 30, 1993 gives effect to the elimination of the disposed business, as well as other adjustments, assuming the disposition of the business had taken place on September 30, 1993, and the cash had been received at that time. The cash proceeds received by the Company from the sale will be used to retire the Company's Senior Secured Notes and certain other notes payable.

  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1992 and the nine months ended September 30, 1993 give effect to the elimination of the disposed business, as well as other adjustments, assuming the disposition of the business had taken place on January 1, 1992.

  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1992 also gives effect to the acquired business, as described above, assuming the acquisition had taken place on January 1, 1992. Included in the disposed business, however, is the elimination of the acquired business since it is included in the business sold to Pittston.

  The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

  The following unaudited pro forma condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Management does not believe that this pro forma presentation is indicative of the financial position and results which would have occurred had the Transaction occurred on the dates indicated in the various pro forma condensed consolidated financial statements because of the hypothetical nature of the pro forma information and because the repayment of indebtedness from the proceeds of the Transaction would have permitted the Company to have operated its other businesses differently during the periods indicated.

                           ADDINGTON RESOURCES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               MINUS
                                              DISPOSED   PRO FORMA    PRO FORMA
                                   HISTORICAL BUSINESS  ADJUSTMENTS    RESULTS
                                   ---------- --------  -----------   ---------
                                    (NOTE A)  (NOTE B)   (NOTE C)
Revenues:
  Mining..........................  $258,766  $183,114    $(5,640)(1)  $70,012
  Environmental...................    17,214       --         --        17,214
  Other...........................       260       --         --           260
                                    --------  --------    -------      -------
                                     276,240   183,114     (5,640)      87,486
                                    --------  --------    -------      -------
Costs and expenses:
  Cost of operations..............   225,060   147,361     (2,808)(1)   74,891
  Depreciation and amortization...    23,087    15,507     (3,033)(2)    4,547
  General and administrative......    15,834     8,526       (602)(3)    6,706
                                    --------  --------    -------      -------
                                     263,981   171,394     (6,443)      86,144
                                    --------  --------    -------      -------
Income from operations............    12,259    11,720        803        1,342
                                    --------  --------    -------      -------
Interest and other income
 (expense):
  Interest expense................   (12,412)  (11,007)     1,061(4)      (344)
  Interest income.................       457     3,385      3,367(4)       439
  Loss on sale of assets..........       (47)      (47)       --           --
  Other, net......................       815       497        --           318
                                    --------  --------    -------      -------
                                     (11,187)   (7,172)     4,428          413
                                    --------  --------    -------      -------
Income before income taxes........     1,072     4,548      5,231        1,755
Income tax provision..............       296       --         318(5)       614
                                    --------  --------    -------      -------
Net income........................  $    776  $  4,548    $ 4,913      $ 1,141
                                    ========  ========    =======      =======
Weighted average number of shares
 outstanding......................    15,861                            15,861
                                    ========                           =======
Net income per share..............  $   0.05                           $  0.07
                                    ========                           =======

                           ADDINGTON RESOURCES, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                                  (UNAUDITED)

PRO FORMA

  The preceding pro forma statement of operations presents the consolidated results of Addington Resources, Inc. for the nine months ended September 30, 1993, after eliminating the disposed business and after giving effect to the adjustments described in Note C below.

  The adjustments made to this pro forma statement of operations assume that the disposition of this business had taken place on January 1, 1992.

  It is management's opinion that these pro forma results are not necessarily indicative of the results which would have occurred had the disposition been made on January 1, 1992.

Note A: Represents the historical consolidated results of Addington Resources, Inc. for the nine months ended September 30, 1993.

Note B: Represents the historical results of the disposed business for the nine months ended September 30, 1993. Such historical results for the disposed business have been prepared using the Agreement referred to herein and represent the accounts of the disposed "business". The disposed business comprises the majority of the Company's coal mining operations. Certain coal mining operations, however, have been retained by the Company. Such retained coal mining operations were previously included in the subsidiaries to be sold. The accompanying historical results represent only the business disposed to Pittston and do not represent the business retained by the Company.

          Various allocations and carve out adjustments have been made in the preparation of the historical results of the disposed business. Such allocations have been recorded to segregate the historical accounts to reflect the business disposed based upon the following methods: (a) specific identification, where possible, and (b) relative ratio of coal production disposed. Management believes that the method used for allocations and carve out adjustments is reasonable. No income taxes have been provided in the historical results of the disposed business.

Note C: Represents the effects of pro forma adjustments. The adjustments are as follows:

    (1) This adjustment reduces revenues to the amounts that would be realized on coal sales to Pittston (from retained mines) per the agreement. It also reduces certain costs that are based on sales price. Cost of operations is also reduced by certain nonrecurring (per sales agreement) coal transportation and processing costs.

    (2) This adjustment eliminates depreciation and amortization related to:
        1) coal sales contract amortization as all coal sales contracts with cost basis have been sold to Pittston, and 2) depreciation related to retained assets that were written off as part of disposal.

    (3) This adjustment eliminates sales commissions on coal sales as the commission agreements (and obligations) have been sold to Pittston.

    (4) This adjustment removes interest expense related to the Senior Secured Notes and other notes payable that were paid off with the proceeds from the sale. Interest income has not been imputed from the remaining proceeds (if any). The adjustment for interest income is to eliminate intercompany interest earned by the disposed business.

    (5) This adjustment states the pro forma income tax provision at the statutory rates.

Note D: In connection with this disposal transaction, the Company expects to record an estimated loss on sale of approximately $1.9 million (sales proceeds, net of commissions and other estimated selling expenses, including an estimated $3.6 million for employee compensation, less the Company's basis in the disposed business, reduced by certain adjustments described in Note C to the pro forma condensed consolidated balance sheet included herein), together with a writedown adjustment of $7.6 million as well as the related tax effects thereon ($3.3 million benefit), resulting in an overall after tax equity decrease of $6.2 million. This nonrecurring charge results directly from the transaction and will be included in the Company's results of operations within the twelve months succeeding the transaction. Accordingly, such amount is not considered in the accompanying pro forma condensed consolidated statement of operations.

                           ADDINGTON RESOURCES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               MINUS
                                                PRO
                                      PLUS     FORMA                     PRO
                                    ACQUIRED  DISPOSED   PRO FORMA      FORMA
                         HISTORICAL BUSINESS  BUSINESS  ADJUSTMENTS    RESULTS
                         ---------- --------  --------  -----------    --------
                          (NOTE A)  (NOTE B)  (NOTE C)   (NOTE D)
Revenues:
  Mining................  $292,225  $35,232   $219,689    $(8,681)(1)  $ 99,087
  Environmental.........     7,779      --         --         --          7,779
  Other.................     1,470      --         --         --          1,470
                          --------  -------   --------    -------      --------
                           301,474   35,232    219,689     (8,681)      108,336
                          --------  -------   --------    -------      --------
Costs and expenses:
  Cost of operations....   236,854   33,280    177,592     (4,654)(1)    87,888
  Depreciation and
   amortization.........    25,111      337     18,188     (4,591)(2)     2,669
  General and
   administrative.......    21,274      925      9,243       (824)(3)    12,132
                          --------  -------   --------    -------      --------
                           283,239   34,542    205,023    (10,069)      102,689
                          --------  -------   --------    -------      --------
Income from operations..    18,235      690     14,666      1,388         5,647
                          --------  -------   --------    -------      --------
Interest and other
 income (expense):
  Interest expense......   (13,483)    (603)   (13,790)      (261)(4)      (557)
  Interest income.......       791      --       1,468      1,151 (4)       474
  Gain on sale of
   assets...............    14,829      --       4,319        --         10,510
  Litigation settlement.    (5,100)     --         --         --         (5,100)
  Other, net............     1,052      (53)     1,368        --           (369)
                          --------  -------   --------    -------      --------
                            (1,911)    (656)    (6,635)       890         4,958
                          --------  -------   --------    -------      --------
Income before income
 taxes..................    16,324       34      8,031      2,278        10,605
Income tax provision
 (benefit)..............     5,288       11         11     (1,682)(5)     3,606
                          --------  -------   --------    -------      --------
Net income..............  $ 11,036  $    23   $  8,020    $ 3,960      $  6,999
                          ========  =======   ========    =======      ========
Weighted average number
 of shares outstanding..    15,240                                       15,240
                          ========                                     ========
Net income per share....  $    .72                                     $    .46
                          ========                                     ========

                           ADDINGTON RESOURCES, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                  (UNAUDITED)

PRO FORMA

  The preceding pro forma statement of operations presents the consolidated results of Addington Resources, Inc. (Addington) for the year ended December 31, 1992, after adding the acquired business (Note B below) and after eliminating the disposed business (Note C below) and after giving effect to the adjustments described in Note D below. The acquired business is part of the business to be sold to Pittston.

  The adjustments made to this pro forma statement of operations assume that the disposition of this business had taken place on January 1, 1992.

  It is management's opinion that these pro forma results are not necessarily indicative of the results which would have occurred had the disposition been made on January 1, 1992.

Note A: Represents the historical consolidated results of Addington Resources, Inc. for the year ended December 31, 1992.

Note B: Represents the pro forma condensed consolidated statement of operations for the acquired business for the year ended December 31, 1992.

Note C: Represents the pro forma results of the disposed business for the year ended December 31, 1992. Such results include both the historical results of the disposed business, excluding the acquired business, (see Note B to the notes to Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1993) and the pro forma results of the acquired business for the year then ended (Note B above).

Note D: Represents the effects of pro forma adjustments. The adjustments are as follows:

        (1) This adjustment reduces revenues to the amounts that would be realized on coal sales to Pittston (from retained mines) per the agreement. It also reduces certain costs that are based on sales price. Cost of operations is also reduced by certain nonrecurring (per sales agreement) coal transportation and processing costs.

        (2) This adjustment eliminates depreciation and amortization related to: 1) coal sales contract amortization as all coal sales contracts with cost basis have been sold to Pittston, and 2) depreciation related to retained assets that were written off as part of disposal.

        (3) This adjustment eliminates sales commissions on coal sales as the commission agreements (and obligations) have been sold to Pittston.

        (4) This adjustment removes interest expense related to the Senior Secured Notes and other notes payable that were paid off with the proceeds from the sale. Interest income has not been imputed from the remaining proceeds (if any). The adjustment for interest income is to eliminate intercompany interest earned by the disposed business.

        (5) This adjustment states the pro forma income tax provision at the statutory rates.

Note E: In connection with this disposal transaction, the Company expects to record an estimated loss on sale of approximately $1.9 million (sales proceeds, net of commissions and other estimated selling expenses, including an estimated $3.6 million for employee compensation, less the Company's basis in the disposed business, reduced by certain adjustments described in Note C to the pro forma condensed consolidated balance sheet included herein), together with a writedown adjustment of $7.6 million as well as the related tax effects thereon ($3.3 million benefit), resulting in an overall after tax equity decrease of $6.2 million. This nonrecurring charge results directly from the transaction and will be included in the Company's results of operations within the twelve months succeeding the transaction. Accordingly, such amount is not considered in the accompanying pro forma condensed consolidated statement of operations.

                           ADDINGTON RESOURCES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1993
                                  (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          DISPOSED      PRO FORMA     PRO FORMA
                               HISTORICAL BUSINESS     ADJUSTMENTS     RESULTS
                               ---------- --------     -----------    ---------
                                (NOTE A)  (NOTE B)      (NOTE C)
ASSETS
  Current assets:
    Cash......................  $ 23,419  $150,900 (1)  $(153,822)(3) $  20,497
    Accounts receivable.......    44,556   (13,025)(2)        --         31,531
    Other current assets......    44,410   (21,271)(2)     (8,753)(4)    14,386
                                --------  --------      ---------     ---------
      Total current assets....   112,385   116,604       (162,575)       66,414
                                --------  --------      ---------     ---------
  Property, plant, and
   equipment, net.............   187,897   (60,373)       (17,241)(5)   110,283
                                --------  --------      ---------     ---------
  Coal sales contracts, net...    22,371   (22,114)          (257)(5)       --
  Other assets................    55,015   (29,402)        (8,207)(6)    17,406
                                --------  --------      ---------     ---------
      Total assets............  $377,668  $  4,715      $(188,280)    $ 194,103
                                ========  ========      =========     =========
LIABILITIES AND STOCKHOLDERS'
 EQUITY
  Current liabilities:
    Accounts payable..........  $ 29,553  $(24,429)(2)  $     --      $   5,124
    Accrued expenses and
     other....................    29,622    (8,902)(2)        --         20,720
    Other current liabilities.    30,087      (965)(2)    (27,857)(3)     1,265
                                --------  --------      ---------     ---------
      Total current
       liabilities............    89,262   (34,296)       (27,857)       27,109
  Senior secured notes........   125,000       --        (125,000)(3)       --
  Other long term liabilities.    22,025   (14,142)        23,900 (7)    31,783
                                --------  --------      ---------     ---------
      Total liabilities.......   236,287   (48,438)      (128,957)       58,892
                                --------  --------      ---------     ---------
  Stockholders' equity........   141,381    53,153 (8)    (59,323)(8)   135,211
                                --------  --------      ---------     ---------
      Total liabilities and
       stockholders' equity...  $377,668  $  4,715      $(188,280)    $ 194,103
                                ========  ========      =========     =========
      Book value per share....  $   9.05                              $    8.65
                                ========                              =========
      Shares outstanding at
       September 30, 1993.....    15,627                                 15,627
                                ========                              =========

                           ADDINGTON RESOURCES, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1993
                                  (UNAUDITED)

PRO FORMA

  The preceding pro forma balance sheet presents the consolidated financial position of Addington Resources, Inc. as of September 30, 1993, after eliminating the disposed business and after giving effect to the adjustments described in Note C below.

  The adjustments made to this pro forma balance sheet assume that the disposition of the business had taken place on September 30, 1993, and the cash had been received at that time.

  It is management's opinion that this pro forma condensed balance sheet is not necessarily indicative of the financial position which would have occurred had the disposition been made on September 30, 1993.

Note A: Represents the historical consolidated balances of Addington Resources, Inc. as of September 30, 1993.

Note B: Represents the proceeds (net of commissions and other estimated selling expenses, including an estimated $3.6 million for employee compensation) from the sale of the disposed business, net of the historical balances of the disposed business as of September 30, 1993. Adjustments (1), (2), and (8) are described in Note C below.

Note C: Represents the effect of pro forma adjustments. The adjustments are as follows:

    (1) This adjustment records the proceeds from the sale ($157 million), net of commissions and other estimated selling expenses.

    (2) Working capital items are stated to net to zero to reflect those amounts as calculated pursuant to the working capital provisions of the Agreement.

    (3) This adjustment records the effect of using the proceeds to retire the Senior Secured Notes and certain other notes payable. Also included in other current liabilities is an adjustment to record the tax benefit for the effect of the pro forma adjustments as described in Note (8) below.

    (4) This adjustment eliminates the basis in certain deferred costs on assets purchased by Pittston. This adjustment arises due to the different method in determining value (not cost basis) for the respective current asset being sold.

    (5) This adjustment eliminates the basis in property, plant, and equipment and a contract mining agreement retained by Addington which have been written off. These retained assets have been written off in this transaction due to the nature of the assets and their expected future use and value to Addington. Addington has also recorded other writeoffs, principally that of the Company's investment ($7.6 million) in its sulfur mine development project. This project will be abandoned in connection with the Company's deemphasis on mining operations.

    (6) This adjustment eliminates the basis in: 1) advance royalties and mineral reserves retained by Addington which have been written off, and 2) deferred financing costs which will be eliminated upon retirement of the related debt (see Note (3) above).

    (7) This adjustment reflects the following: 1) accrual related to the call premium upon retirement of the Senior Secured Notes (see note
        (3) above), 2) accrual related to reclamation and other costs for retained properties, and 3) accrual related to royalty obligations to Pittston.

    (8) These adjustments reflect the net effect on stockholder's equity of the loss on disposal ($1.9 million) and other writedown adjustments ($7.6 million) as well as the related tax effect thereon ($3.3 million benefit), resulting in an overall after tax equity decrease of $6.2 million.